Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ZipRecruiter, Inc. of our report dated March 9, 2021 relating to the financial statements, which appears in ZipRecruiter, Inc.’s Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-255488).
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
May 14, 2021